Exhibit 23.3
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           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to incorporation by reference in the Registration Statement on Form S-8 of EMC Insurance Group Inc. of our report dated February 27, 2001, relating to the consolidated statements of income, stockholders' equity and cash flows and related financial statement schedules of EMC Insurance Group Inc. for the year ended December 31, 2000, which reports appear in the December 31, 2002 annual report on Form 10-K of EMC Insurance Group Inc.


                                         By /s/ KPMG LLP
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                                            KPMG LLP

Des Moines, Iowa
April 9, 2003